UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2008

R.H. DONNELLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07155	13-2740040
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Winstead Drive, Cary NC		27513
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number,
including area code:
(919) 297-1600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On July 22, 2008, the Board of Directors (the “Board”) of R.H. Donnelley Corporation (the “Company”), upon the recommendation of the Compensation and Benefits Committee (the “Committee”) of the Board, approved the following two-part Retention Program:
     The first part of the Retention Program is the grant of an award of 300,000 restricted stock units (“RSUs”) under the Company’s 2005 Stock Award and Incentive Plan (the “2005 Plan”) to the Company’s Chief Executive Officer, David Swanson (the “Executive”). Each RSU represents the right to receive one share of the Company’s common stock, par value $1.00 per share. Upon the Executive’s attaining age 55, 50% of these RSUs will vest, and the remainder will vest at the rate of 16.66%, 16.66% and 16.67% per year over each of the next three years, so that the award will be 100% vested upon the Executive’s attaining age 58, in all cases subject to his continued employment with the Company. Notwithstanding this vesting schedule, the Executive’s vested and unvested RSUs will be forfeited in their entirety if he resigns or retires prior to attaining age 58, is terminated for Cause or violates the restrictive covenants of his employment agreement and unvested RSUs will be forfeited upon any termination of employment before attaining age 58.
     The Executive’s vested RSUs will be settled on the later of (i) the date he attains age 58 or (ii) the date that is six months after his separation from service, except that settlement of vested RSUs shall occur immediately in the event of the Executive’s separation from service due to death and shall occur six months after his separation from service due to Disability, termination without Cause or for Good Reason as such terms are defined in the Executive’s employment agreement (or other applicable agreement) or in the event of a Change in Control. For this purpose, the term “Change in Control” means (i) a change in the ownership of the Company, (ii) a change in effective control of the Company or (iii) a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in the regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, except that for purposes of a change in effective control, 50 percent or more of the total voting power of the stock of the Company must be acquired, rather than 30 percent or more. If a change in effective control of the Company that meets or surpasses the 30 percent but not the 50 percent threshold (thereby constituting a change in control under Code section 409A but not a Change in Control for purposes of the RSU agreement) occurs without being approved or endorsed by the Board on or before the effective time of such change, settlement of vested RSUs will not accelerate but the risk of forfeiture associated with the Executive’s resigning or retiring prior to attaining age 58 shall lapse as to his then-vested RSUs. If the same change in effective control were to occur with the approval or endorsement of the Board, this risk of forfeiture would not lapse. Following a Change in Control, any unvested RSUs will continue to vest, subject to continued employment.
     The RSU award is subject to additional terms and conditions contained in the Restricted Stock Units Agreement.
     The second part of the Retention Program is an unfunded, nonqualified pension plan designed to provide an additional retirement benefit to the Executive. The amount of the additional benefit shall be limited to the smallest amount necessary to cause the Executive’s annual retirement benefit from all Company plans, including the R.H. Donnelley Company Retirement Account and the R.H. Donnelley Pension Benefit Equalization Plan, to yield a total single life annuity of $500,000 per year if the Executive were to retire at age 60.
     The Executive’s right to this additional benefit shall vest 50% upon the Executive’s attaining age 55 and the remainder at the rate of 16.66%, 16.66% and 16.67% per year over each of the three following years, so that the right will be 100% vested upon the Executive’s attaining age 58, in all cases subject to his continued employment with the Company. Notwithstanding this vesting schedule, the Executive’s right to the additional retirement benefit will be forfeited in its entirety if he resigns or retires prior to attaining age 60, or is terminated for Cause or violates the restrictive covenants of his employment agreement before the additional benefit has become payable. The unvested portion of the additional benefit will be forfeited upon any termination of employment before attaining age 58.

     The vested additional retirement benefit shall be paid in the form of a lump sum commencing on the later of (i) the date the Executive attains age 60 or (ii) the date that is six months after his separation from service, except that payment shall occur immediately in the event of the Executive’s separation from service due to death and shall occur six months after his separation from service due to Disability, termination without Cause or for Good Reason as such terms are defined in the Executive’s employment agreement (or other applicable agreement) or in the event of a Change in Control. For this purpose, the term “Change in Control” means (i) a change in the ownership of the Company, (ii) a change in effective control of the Company or (iii) a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in the regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended, except that for purposes of a change in effective control, 50 percent or more of the total voting power of the stock of the Company must be acquired, rather than 30 percent or more. If a change in effective control of the Company that meets or surpasses the 30 percent but not the 50 percent threshold (thereby constituting a change in control under Code section 409A but not a Change in Control for purposes of the additional retirement benefit) occurs without being approved or endorsed by the Board on or before the effective time of such change, payout of the vested portion of the additional retirement benefit will not accelerate but the risk of forfeiture associated with the Executive’s resigning or retiring prior to attaining age 60 shall lapse as to the then-vested portion of his additional retirement benefit. If the same change in effective control were to occur with the approval or endorsement of the Board, this risk of forfeiture would not lapse. Following a Change in Control, the unvested portion of the additional retirement benefit will continue to vest, subject to continued employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. Donnelley Corporation

By:	/s/ Mark W. Hianik
Name:	Mark W. Hianik
Title:	Senior Vice President, General Counsel and Corporate Secretary
Date: July 25, 2008